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Exhibit 11.1

                                     VANSTAR CORPORATION
                      STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                                            Seven
                                                                   Year Ended               Months
                                                                    April 30,               Ended        Year Ended
                                                           --------------------------      April 30,    September 30,
                                                              1996           1995            1994            1993
                                                           -----------    -----------    ------------   --------------
HISTORICAL CALCULATION:
Weighted average number of
  common shares outstanding (Common A & B)                    14,247         11,040         11,168          9,282

Common equivalent shares from stock options
  and warrants using the treasury stock method                   360            -               72            -

Common equivalent shares from preferred
  stock using the as-if converted method (F & SP)             13,169            -           15,310            -

Common equivalent shares from stock options
  and warrants related to SAB No. 83 using
  the treasury stock method                                    2,445          2,671          2,671          2,671

                                                           -----------    -----------    ------------   --------------
Shares used in per share calculation                          30,221         13,711         29,221         11,953
                                                           -----------    -----------    ------------   --------------
                                                           -----------    -----------    ------------   --------------

Net income (loss)                                            $17,247         $1,268        $44,505        ($4,246)
Preferred stock dividends                                     (2,988)        (3,611)        (2,332)        (3,941)
                                                           -----------    -----------    ------------   --------------
Income(loss) applicable to common stock                      $14,259        ($2,343)       $42,173        ($8,187)
                                                           -----------    -----------    ------------   --------------
                                                           -----------    -----------    ------------   --------------

Income (loss) per share                                        $0.57         ($0.17)         $1.52         ($0.68)
                                                           -----------    -----------    ------------   --------------
                                                           -----------    -----------    ------------   --------------

PROFORMA CALCULATION:
Weighted average number of
  common shares outstanding                                   12,107         11,040

Common equivalent shares from stock options
  using the treasury stock method                                310             72

Common shares from the assumed conversion
  of all outstanding preferred stock and warrants             20,306         18,703

Common equivalent shares from stock options
  and warrants related to SAB No. 83 using
  the treasury stock method                                    1,528          2,671

                                                           -----------    -----------
Pro forma shares used in computing
  net income per share                                        34,251         32,486
                                                           -----------    -----------
                                                           -----------    -----------

Net income                                                   $17,247         $1,268
                                                           -----------    -----------
                                                           -----------    -----------

Pro forma net income per share                                 $0.50          $0.04
                                                           -----------    -----------
                                                           -----------    -----------


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